PROSPECTUS SUPPLEMENT                          REGISTRATION NO.  333-78575
(To Prospectus dated February 17, 2006)        Filed Pursuant to Rule 424(b)(3)


                             [INTERNET HOLDRS logo]



                        1,000,000,000 Depositary Receipts
                           Internet HOLDRS (SM) Trust

          This prospectus supplement supplements information contained in the prospectus dated February 17, 2006 relating to the sale of up to 1,000,000,000 depositary receipts by the Internet HOLDRS (SM) Trust.

          The share amounts specified in the table in the "Highlights of Internet HOLDRS" section of the base prospectus shall be replaced with the following:

                                                           Share         Primary
              Name of Company                  Ticker     Amounts    Trading Market
           --------------------------------- ---------- ----------- ----------------
           Amazon.com, Inc.                    AMZN           18         NASDAQ
           CMGI Inc.                           CMGI           10         NASDAQ
           CNET Networks, Inc.                 CNET            4         NASDAQ
           EarthLink, Inc.                     ELNK          6.23        NASDAQ
           eBay Inc.                           EBAY           48         NASDAQ
           E*TRADE Financial Corporation        ET            12          NYSE
           McAfee, Inc.                        MFE             7          NYSE
           Priceline.com Incorporated          PCLN        1.166666      NASDAQ
           RealNetworks, Inc.                  RNWK            8         NASDAQ
           TD Ameritrade HLDG Corp.            AMTD            9         NASDAQ
           Time Warner Inc.                    TWX            42          NYSE
           Yahoo! Inc.                         YHOO           52         NASDAQ


          The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is September 30, 2006.